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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2002

                           FRIEDE GOLDMAN HALTER, INC.
                            (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)


          Mississippi                    0-22595                72-1362492
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)

                          13085 Industrial Seaway Road
                           Gulfport, Mississippi 39503
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (228) 896-0029
                         (Registrant's telephone number,
                              including area code)

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Item 2. Disposition of Assets

     On November 15, 2002, Friede Goldman Halter, Inc. (OTCBB: FGHLQ) completed the auction of its Friede Goldman Offshore division and entered into a contract to sell the assets to ACON Offshore Partners LLP, a Delaware limited partnership, for approximately $61 million (USD). The purchase price consists of $18 million in cash plus the assumption of approximately $43 million in secured debt. The purchaser has completed financing arrangements related to the sale of the division.

     The sale hearing will take place in the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division, on December 16, 2002. Court approval is expected, with a year-end closing anticipated.

     Reference is made to the Press Releases dated November 18, 2002 and November 25, 2002, copies of which are attached as exhibits hereto.

Item 7. Financial Statements and Exhibits

        (c)

Exhibit 99.1 Press Release of Registrant dated November 18, 2002 regarding the sale of the Friede Goldman Offshore division.

Exhibit 99.2 Press Release of Registrant dated November 25, 2002 regarding purchaser's completion of financing arrangements on the sale of the Friede Goldman Offshore division.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Friede Goldman Halter, Inc.

Date: November 26, 2002

                                        By: /s/ T. Jay Collins
                                           -------------------------------
                                           T. Jay Collins
                                           Chief Executive Officer

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                                  EXHIBIT INDEX

           Exhibit No.                  Description

                             Press Release of Registrant dated November 18, 2002
          *99.1 regarding the sale of the Friede Goldman Offshore division.

                             Press Release of Registrant dated November 25, 2002
          *99.2 regarding purchaser's completion of financing arrangements on the sale of the Friede Goldman Offshore division.


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* Filed herewith.

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